UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2022

CYREN LTD.

(Exact Name of Registrant as Specified in its Charter)

Israel	000-26495	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Ha-Menofim St., 5th Floor Herzliya, Israel	4672561
(Address of Principal Executive Offices)	(Zip Code)

011–972–9–863–6888

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Ordinary Shares, par value ILS 3.00 per share	CYRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information in Item 8.01 below regarding the amendment to the Articles of Association of Cyren Ltd., a company formed under the laws of the State of Israel (the “Company”) is incorporated by reference into this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 7, 2022, the Company held a Special Meeting of Shareholders (the “Special Meeting”). At the Special Meeting, the Company’s shareholders voted on the following proposals: (i) to approve an amendment to the Company's Amended and Restated Articles of Association (the “Articles of Association”) to effect a reverse share split of the Company's ordinary shares (the "Reverse Share Split") at a ratio of not less than one-for-four and not more than one-for-twenty, with such ratio and the implementation and timing of the Reverse Share Split to be determined by the Company's board of directors in its sole discretion within thirty days of the Special Meeting (“Proposal One”) and (ii) subject to the approval of Proposal One, to approve an increase in the authorized share capital by up to NIS 216,000,000 to 240,000,000 and amend the Company’s Articles of Association accordingly (“Proposal Two”). Each of the proposals is described in more detail in the proxy statement filed with the Securities and Exchange Commission on January 5, 2022. The results of the votes are set forth below.

Proposal One

The shareholders approved Proposal 1.

For	Against	Abstain	Broker Non-Vote
52,154,393	2,808,499	12,893	—

Proposal Two

The shareholders, following the approval of Proposal One, approved Proposal 2.

For	Against	Abstain	Broker Non-Vote
51,418,517	3,524,039	33,229	—

Item 8.01 Other Information.

Following the Special Meeting, on February 7, 2022, the board of directors of the Company approved a one-for-twenty Reverse Share Split and an increase in the Company’s authorized share capital by NIS 216,000,000, and the Articles of Association of the Company were amended accordingly. The Reverse Share Split became effective on February 9, 2022. Additionally, effective at the same time, the total number of ordinary shares the Company is authorized to issue after the effect of the Reverse Share Split is 80,000,000, the par value per ordinary share is NIS 3.00 and the authorized share capital of the Company is NIS 240,000,000.

Upon the effectiveness of the Reverse Share Split, every twenty ordinary shares were automatically combined and converted into one ordinary share. Appropriate adjustments were also made to all outstanding derivative securities of the Company, including all outstanding equity awards and warrants.

No fractional shares were issued in connection with the reverse share split. Instead, all fractional shares (including shares underlying outstanding equity awards and warrants) were rounded up to the nearest whole ordinary share.

The Company’s ordinary shares will continue to trade on The Nasdaq Stock Market LLC under the symbol “CYRN.” The new CUSIP number for the ordinary shares following the Reverse Share Split is M26895132.

On February 8, 2021, the Company issued a press release announcing the foregoing. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The foregoing summary of the effect of the Articles of Association, as amended, is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibits
3.2	Amended and Restated Articles of Association of the Company, as amended on February 7, 2022.

99.1	Press release issued by Cyren Ltd. on February 8, 2022.

104.1	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYREN LTD.
Dated: February 9, 2022
	By:	/s/ Kenneth Tarpey
	Name:	Kenneth Tarpey
	Title:	Chief Financial Officer

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